UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

THE GRAYSTONE COMPANY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
Class A Common Stock

(2)	Aggregate number of securities to which transaction applies:
337,882,497 shares of Class A Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Pre-transaction share price: $.004

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE GRASTONE COMPANY, INC.
2620 Regatta Drive, Suite 102
Las Vegas, NV 89128

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of The Graystone Company, Inc., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our Class A Common Stock, par value $0.0001 per share and the holders of a majority of the outstanding shares of our Class B Common Stock par value $.001 (the “Common Stock”), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to increase the authorized shares of the Class A Common Stock to 5,000,000,000, to increase the voting rights of the Class B Common Stock to 1,000 votes per share and to authorize the Company to issue up to 500,000,000 shares of Preferred Stock.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the outstanding shares of Class A Common Stock is necessary to approve the increase in the authorized share count and majority of the outstanding shares of Class A and Class B Common Stock, voting together, is necessary to approve the creation of the authorized Preferred Stock.

Your consent not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the amendment to the Certificate of Incorporation by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/: Paul Howarth
Las Vegas, NV	Paul Howarth
January 30, 2013	Chairman of the Board

THE GRAYSTONE COMPANY, INC.
2620 Regatta Drive, Suite 102
Las Vegas, NV 89218

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT January 12, 2013
TO STOCKHOLDERS OF RECORD ON DECEMBER 27, 2012.

The Graystone Company, Inc., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our Class A Common Stock, par value $0.0001 per share (the “Common Stock”), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to increase the authorized number of Class A Common to 5,000,000,000 shares.

Additionally, our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our Class A Common Stock, par value $0.0001 and Class B Common Stock, par value $0.001 per share voting together as one class, as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to create 500,000,000 shares of Preferred Stock and to increase the voting of the Class B to 1,000 votes per shares of Class B Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under Section 242 of the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment.  As of December 27, 2012, the record date for the written consent (the “Record Date”), 337,882,497 shares of Class A Common Stock were issued and outstanding.  Each share of Class A Common Stock entitles the holder thereof to one vote on the Amendment.  As of the Record Date 5,000,000 shares of Class B Common Shares were outstanding and issued, with 2,500,000 issued to Renard Properties, LLC and 2,500,000 issued to WTL Group, Inc. (the “Control Block”). Each share of Class B Common Stock entitles the holder thereof to One Hundred (100) votes of Common Stock. Renard Properties Inc. as holders of 2,500,000 shares of Class B Common Stock and 82,770,501 shares of Class A Common Stock, and WTL Group Inc. as holders of 2,500,000 shares of Class B Common Stock and 82,741,875 shares of Class A Common Stock and Paul Howarth as holder of 1,803,202 shares of Class A Common Stock and Joseph Mezey as holder of 1,630,252 shares of Class A Common Stock representing more than a majority of the shares of Class A Common Stock entitled to vote on the Amendment and an unanimous vote of the Class B Common Stock, executed the Written Consent and Action of Stockholders in Lieu of a Meeting.  The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 27, 2012, with respect to the beneficial ownership of 337,882,497 outstanding shares of the Company’s Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

	Class A Common Stock	Percentage of	Class B Common Stock	Percentage of
Identity of Shareholder	Number of Shares	Beneficial Ownership (1)	Number of Shares	Beneficial Ownership (1)

Paul Howarth, CEO	1,803,202	0.534%	0	0.000%
2620 Regatta Drive
Las Vegas, NV 89128

Renard Properties, LLC (a)	82,770,501	24.497%	2,500,000	50.000%
320 West 25th Street
Cheyenne, WY 82001

Joseph Mezey, CFO	1,630,252	0.482%	0	0.000%
2620 Regatta Drive
Las Vegas, NV 89128

WTL Group, Inc. (b)	82,741,875	24.488%	2,500,000	50.000%
2620 Regatta Drive
Las Vegas, NV 89128

Totals	168,945,830	50.001%	5,000,000	100.000%

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(a) Mr. Howarth is the managing member for Renard Properties, LLC and holds the power to vote or to direct the voting of such securities or power to dispose or to direct the disposition of such security.  These powers rest solely with the managing member Paul Howarth.  Mr. Mezey, our CFO, is also a minority member in Renard Properties, LLC.

(b) WTL Group, Inc. is Mr. Mezey's, our CFO, family corporation in which he is the President/CEO and holds the power to vote or to direct the voting of such securities or power to dispose or to direct the disposition of such security.  These powers rest solely with Mr. Mezey.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of December 27, 2012, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the Class B Common Stock holders:

	Class A Common Stock	Percent	Class B Common Stock	Percent	Total
Name	Number of Shares	of Class	Number of Shares	of Class	Voting Power
Paul Howarth, CEO	84,573,703	25.03%	2,500,000	50.00%	39.93%
Joseph Mezey, CFO	84,372,127	24.97%	2,500,000	50.00%	39.91%
Totals	168,945,830	50.001%	5,000,000	100.00%	79.84%

Amendment’s Effect on Total Voting Power

The following table sets forth information as of December 27, 2012, with respect to the effect the Amendment will have on the overall voting power of the Company account for classes of stock entitled to vote:

Voting Power	Combined Voting Power Prior to Amendment	Issued and Outstanding After Amendment	Change in Voting Power After Amendment

Principal Stockholders and Management	79.84%	96.84%	17.00%

Other Stockholders	20.16%	3.16%	-17.00%

Total	100%	100%

Reasons for the Amendment of voting rights of the Class B Common Stock

The Board believes it is in the Company’s best interest to increase the voting of the Class B Common Stock in lieu of simply increasing the authorized number of shares for the Class B Common Stock. The increase in the voting rights of the Class B will support the Company’s expansion and future financing activities, if any.  The Company’s Board is currently contemplating ways in which the Company may attract new capital partners to support the Company’s growth plan over the next 3-5 years. The Amendment will provide the Company the flexibility to consider and respond to future business opportunities and needs as they arise.

The increase in the voting rights of the Class B, however, will further concentrate the voting control of the Company with our principal stockholders and management and as a result decrease the voting power of the other stockholders.  As indicated in the table above, the voting power of our principal stockholders and management will increase from 79.84% to 96.84% or an increase of total voting power of 500,000,000 to 5,000,000,000. Current shareholders voting power will be reduced by 17% while principal stockholders and management voting power will be increased by 17%.

Entity and Organization

The Graystone Company, Inc. (“Graystone”) was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.   Graystone was reincorporated in Delaware on January 10, 2011 and subsequently renamed the Company to The Graystone Company, Inc. on January 14, 2011.  Graystone is domiciled in the state of Delaware, and its corporate headquarters are located in New York, New York. The Company selected December 31 as its fiscal year end.

Approval of the Amendment

As of the Record Date, our Board recommended, and the holders of a majority of our outstanding Class A Common Stock approved the Amendment to our Certificate of Incorporation, which will increase the authorized share count from 700,000,000 shares of Class A Common Stock to 5,000,000,000 shares of Class A Common Stock.  The Amendment, attached as Appendix A, will be filed immediately with the Secretary of State for Delaware.

As of the Record Date, our Board recommended, and the holders of a majority of our outstanding Class A Common Stock and Class B Common Stock approved the Amendment to our Certificate of Incorporation, which will provide for the authorization of 500,000,000 shares of Preferred Stock.  The Amendment, attached as Appendix A, will be filed immediately with the Secretary of State for Delaware.

As of the Record Date, our Board recommended, and the holders of a majority of our outstanding Class A Common Stock and Class B Common Stock approved the Amendment to our Certificate of Incorporation, which will provide for the increase of the voting rights of the Class B Common Stock to 1,000 votes per share.  The Amendment, attached as Appendix A, will be filed immediately with the Secretary of State for Delaware.

Potential Anti-Takeover Effect

The increase in the authorized shares of our Class A Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company).  However, the proposed increase in the authorized share count is not in response to any effort by any person or group to accumulate our Class A Common Stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Current Capitalization

Currently, we are authorized to issue up to 700,000,000 shares of Class A Common Stock, of which 337,882,497 shares were issued and outstanding as of the Record Date, and we have 5,000,000 shares of Class B Common Stock authorized and 5,000,000 issued and outstanding.  After the Amendment, we will be authorized to issue up to 5,000,000,000 shares of Class A Common Stock, of which 337,882,497 shares will be issued and outstanding, 5,000,000 shares of Class B Common Stock authorized of which 5,000,000 will be issued and outstanding, and 500,000,000 shares of Preferred Stock of which 0 are issued and outstanding.

Authorized share count before and after Amendment

Class Of Stock	Authorized Prior to Amendment	Authorized After Amendment

Class A Common Stock	700,000,000	5,000,000,000

Class B Common Stock	5,000,000	5,000,000

Preferred Stock	0	500,000,000

Authorized share count before and after Amendment

Class Of Stock	Issued and Outstanding Prior to Amendment	Issued and Outstanding After Amendment

Class A Common Stock	337,882,497	337,882,497

Class B Common Stock	5,000,000	5,000,000

Preferred Stock	0	0

Reasons for the Amendment

The Board believes it is in the Company’s best interest to increase the authorized number of Class A Common Stock and to authorize the Preferred Stock. The increase in the Class A Common Stock authorized will increase the authorized shares available for issuance, which has been determined by the Board to provide for a sufficient amount of Class A Common Stock to support its expansion and future financing activities, if any.  The authorization of the Preferred Stock will increase the authorized shares available for issuance, which has been determined by the Board to provide for sufficient amounts of capital to support its expansion and future financing activities, if any, and to help reduce the burden on the Class A Common Stock as the sole source of capital financing.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Class A Common Stock have no preemptive rights.  We currently have no plans, commitments or arrangements to issue the additional available authorized shares other than shares underlying existing obligations as disclosed in the Company’s annual and quarterly reports.

When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation or the rules of any stock exchange on which the shares of Common Stock may then be listed.  The Board will have discretion and be able, at its sole discretion, to designate the rights, preferences, privileges and terms of the Preferred Stock.

Financial Information

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2012;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2012; and

(4)	Quarterly Report on Form 10-Q for the three months ended March 31, 2012

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  2620 Regatta Drive, Suite 102, Las Vegas, NV 89128, Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given orally by telephoning our offices at (888) 552-3750 or by mail to our address at 2620 Regatta Drive, Suite 102, Las Vegas, NV 89128, Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Paul Howarth
Las Vegas, Nevada	Paul Howarth,
January 30, 2013	Chairman of the Board

Appendix A

 RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

THE GRAYSTONE COMPANY

(Originally incorporated under the name Argentum Capital, Inc.)

FIRST: The name of the corporation shall be The Graystone Company, Inc.

SECOND: Its registered officer in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 5,505,000, of which 5,000,000,000 shares shall be Class A Common Stock, 5,000,000 shall be Class B Common Stock 500,000,000 shall be Preferred Stock. Each share of Class A Common Stock shall have a par value of $.0001. Each share of Class B Common Stock shall have a par value of $0.001. Each share of Preferred Stock shall have a par value of $.0001.  The Class A Common Stock and the Class B Common Stock shall sometimes hereinafter be referred to collectively as the “Common Stock.”.

Class A Common Stock and Class B Common Stock. The powers, preferences, and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, are fixed as follows:

A. Issuance; Payment and Assessability. The shares of Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than par value, as may be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of Class A Common Stock and Class B Common Stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares.

B. Dividends; Distributions; Stock Splits. Holders of Class A Common Stock shall be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock (including a stock split) or by any other means, when and as may be declared by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor. Holders of Class B Common Stock shall be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock, or by any other means, equal to the amount per share declared by the Board of Directors of the Corporation for each share of Class A Common Stock, (except in the case of a stock split effected by dividend or amendment to this Restated Certificate of Incorporation, or a stock dividend of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock, in which case holders of Class B Common Stock shall be entitled to receive, on a per share basis, the number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock received on a per share basis by the holders of Class A Common Stock), and such dividends or distributions with respect to the Class B Common Stock shall be paid in the same form and at the same time as dividends or distributions with respect to the Class A Common Stock; provided, however, that, in the event of a stock split or stock dividend, holders of Class A Common Stock shall receive shares of Class A Common Stock and holders of Class B Common Stock shall receive shares of Class B Common Stock, unless otherwise specifically designated by resolution of the Board of Directors.

C. Voting. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock standing in his name on the books of the Corporation. Each holder of Class B Common Stock shall be entitled to one thousand (1,000) votes for each share of Class B Common Stock standing in his name on the books of the Corporation. Unless otherwise required by the Delaware General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.

D. Conversion. Each class of common may not be converted into the other class of stock.

Preferred Stock: The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series.  The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

FIFTH: The name and address of the incorporator is as follows:
The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omission not in good faith or which intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of tis Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH. No contract or other transaction between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. Any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation, who is also a director or officer of such other corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect, as if he were not such director or officer of such other corporation or not so interested,

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this Certificate of Incorporation this 12th Day of December, 2012.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Secretary